UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2006
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 15, 2006, FirstMerit Corporation (the “Company”) entered into an employment agreement with Paul G. Greig (the “Agreement”) pursuant to which the Company has retained him to serve as its President and Chief Executive Officer. A copy of the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference, and the following summary of the Agreement is qualified entirely by reference to the text of the Agreement.
     The term of the Agreement commences the date Mr. Greig begins his employment with the Company, May 18, 2006 (the “Employment Date”) and ends on May 31, 2009; provided, however, that if neither the Company nor Mr. Greig has delivered written notice on or before June 1, 2008 of an intent not to renew the Agreement, the Agreement will continue for additional one year periods (“Additional One-Year Terms”) unless either party delivers a written notice of an intent not to renew the Agreement at least 12 months before the beginning of the then current Additional One-Year Term.
     The Agreement provides for a base salary of $650,000, which may be increased during the term at the discretion of the Board of Directors. Mr. Greig will be entitled to participate in any long-term or short-term cash bonus program that the Company adopts or maintains for its senior executives and will be assigned a target bonus of no less than 85 percent of his base salary, with the payment conditions for such bonus established by the Board of Directors. For the Company’s 2006 fiscal year, the Company shall pay Mr. Greig an incentive cash bonus of not less than $400,000 but only if he is actively employed by the Company on the last day of the Company’s fourth fiscal quarter.
     In addition, as soon as practicable after the Employment Date, Mr. Greig will receive a single lump sum payment of $100,000 and be issued 58,000 restricted common shares, which restrictions will lapse on May 31, 2009. The Company will also grant Mr. Greig non-statutory stock options to purchase 50,000 common shares of the Company, with an exercise price equal to the fair market value of the Company’s common shares on the date of grant. These options will vest as follows: (1) 16,667 on the first anniversary of the Employment Date; (2) 16,666 on the second anniversary of the Employment Date; and (3) 16,667 on May 31, 2009.
     Mr. Greig will receive the perquisites made available to the Company’s other senior executives and may participate in the health, welfare and retirement benefit programs provided to the Company’s senior executives. The Company will pay the initiation fees and monthly dues associated with his membership fees in one country club located within 15 miles of the Company’s headquarters. The Company will also reimburse Mr. Greig each year for the annual premiums he incurs for a variable, whole life insurance policy with a face value of $1,500,000 and also will distribute to him 40 percent of the amount of any premiums taxable to him on account of this policy. The Company shall also reimburse him for reasonable relocation expenses.
     Upon termination of the Agreement, Mr. Greig will be entitled to receive different benefits depending upon whether such termination is by the Company, with or without Cause (as defined in the Agreement), by Mr. Greig with or without Good Reason (as defined in the Agreement) or by reason of his death or disability, all as set forth in Article 5 of the Agreement.

     For a period of 24 full calendar months after Mr. Greig’s employment terminates for any reason (or 12 full calendar months after termination pursuant to either the Company or Mr. Greig delivering a notice of intent not to renew the Agreement), he will not directly or indirectly engage in any business that competes with the Company or its affiliates in any state where the Company or its affiliates have an office or branch during the term of the Agreement and any contiguous state thereto. In addition, Mr. Greig is prohibited during the same time periods from soliciting, influencing or inducing any employee of the Company or its affiliates to leave their employment.
     In addition to the Agreement, Mr. Greig has also executed a Change in Control Agreement (the “Change in Control Agreement”) and a Displacement Agreement (the “Displacement Agreement”), each dated as of May 18, 2006. The Change in Control Agreement and the Displacement Agreement are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated herein by reference, and the following summary is qualified entirely by reference to the text of the Change in Control Agreement and the Displacement Agreement.
     The Change in Control Agreement provides Mr. Greig with additional compensation if, within a protected period after a change in control of the Company his employment is terminated (i) by the Company other than for Cause, disability or death or (ii) by Mr. Greig for Good Reason. The definition of “Cause” and the definition of “Good Reason” contained in the Agreement supersede and constitute the definitions of Cause and Good Reason under the Change in Control Agreement (except that if anything constitutes Good Reason under the Change in Control Agreement and is not Good Reason under the Agreement, the Change in Control Agreement provisions shall be applicable). Such additional consideration shall be paid in a lump sum and includes Mr. Greig’s base salary through the date of termination and base salary and incentive compensation at the “target” or higher level for a 36 month period. The Company shall also provide Mr. Greig with medical and life insurance benefits for 36 months. In addition, he will be credited with 36 additional months of service and age in connection with calculating benefits under the Company’s Supplemental Executive Retirement Plan (“SERP”). Finally, the Company shall pay, on Mr. Greig's behalf, reasonable outplacement and training expenses incurred within one year of the date of termination.
     The Displacement Agreement provides Mr. Greig substantially similar benefits to those described above if, after a merger, acquisition or like transaction not resulting in a change in control, Mr. Greig’s employment with the Company is terminated within a protected period (i) by the Company other than for Cause, disability or death or (ii) by Mr. Greig for Good Reason. The definition of “Cause” and the definition of “Good Reason” contained in the Agreement supersede and constitute the definitions of Cause and Good Reason under the Displacement Agreement (except that if anything constitutes Good Reason under the Displacement Agreement and is not Good Reason under the Agreement, the Displacement Agreement provisions shall be applicable).
     In connection with his decision to retire from the Company, the Company and John R. Cochran have agreed upon the principal terms of a retirement arrangement (the “Retirement Arrangement”) under which Mr. Cochran will retire as Chief Executive Officer on May 18, 2006 but will remain as an employee of the Company, Chairman of the Board and member of the Company’s Board of Directors until December 31, 2006. The Company expects that the Retirement Arrangement will be memorialized in a definitive written agreement. In general, the

Retirement Arrangement attempts to place Mr. Cochran in a similar economic position as if he had retired on March 1, 2008, the date contemplated in his employment agreement.
     Under the terms of the Retirement Arrangement, Mr. Cochran will continue to be employed by the Company and receive his current base salary through December 31, 2006 in order to facilitate a successful transition to the incoming Chief Executive Officer and as compensation for Mr. Cochran’s duties as Chairman of the Board. Upon his retirement as an employee of the Company, the Retirement Arrangement provides that Mr. Cochran will receive (or be entitled to receive after the expiration of 6 months from January 1, 2007 in certain cases):
•	a lump sum salary continuation payment of $863,333;

•	a lump sum payment of $781,543 in lieu of anticipated bonus compensation;

•	a lump sum payment of $10,000 in lieu of the continuation of his current perquisites (primarily country club dues, cellular telephone service and tax preparation services);

•	continued health and major medical insurance coverage;

•	annual life insurance premium payment of $31,532 for two years;

•	continued accident, disability and life insurance coverage through February 28, 2008, but long-term disability benefits will be provided only for employment period through December 31, 2006;

•	two years of service credit for purposes of calculating benefits under the Company’s “SERP”; and

•	a lump sum payment of $35,000 for professional fees related to the Retirement Arrangement.
     In addition, Mr. Cochran will be entitled to receive benefits under the Company’s Qualified Pension Plan, Unfunded Supplemental Benefit Plan (Excess Benefit Plan), SERP and the Executive Deferred Compensation Plan under the terms and conditions of each of those plans. Under the terms of the Retirement Arrangement, the restrictions on all of Mr. Cochran’s restricted shares will lapse on his retirement as an employee of the Company. For stock options that have performance based vesting, the options will be exercisable either during the period beginning January 1, 2007 until December 31, 2007 or on their expiration date, as will be determined in the final definitive agreement. For options that had time based vesting, such options will be exercisable beginning on January 1, 2007 until the earlier of the expiration date of such options, as set forth in the applicable award agreement, or five years after his retirement from the Company as an employee.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     The Company announced that John R. Cochran is retiring as President and Chief Executive Officer of the Company, effective May 18, 2006, and that Paul G. Greig has become the Company’s President and Chief Executive Officer effective May 18, 2006. Mr. Cochran will remain an employee of the Company and will continue to serve as its Chairman of the Board and member of the Company’s Board of Directors (the “Board”) until December 31, 2006. Mr. Greig also has been appointed to the Board as a Class III director on May 18, 2006, with a term expiring at the 2009 annual meeting of shareholders. A press release announcing this information is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

     Greig, 50, was President and CEO of Charter One Bank-Illinois, where in addition to leading banking activities in Illinois, he also ran mid-corporate commercial banking across the Mid-States region. From 1999 to 2005, he was President and CEO of Bank One Wisconsin and earlier served as head of consumer banking for First Chicago’s Chicago and northwest Indiana marketplace. Greig began his banking career in 1978 with American National Bank, progressing to Senior Vice President for Commercial Banking in 1986. He received a Bachelors degree in Economics, with highest distinction, from Wheaton College and an MBA from DePaul University.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description
99.1	Employment Agreement, dated May 15, 2006, by and between the Company and Paul Greig.

99.2	Change of Control Agreement, dated May 18, 2006, by and between the Company and Paul Greig.

99.3	Displacement Agreement, dated May 18, 2006, by and between the Company and Paul Greig.

99.4	Press Release, dated May 18, 2006.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

By:	/s/ Terrence E. Bichsel

Terrence E. Bichsel
Executive Vice President and
Chief Financial Officer
Date: May 18, 2006